SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.



                Date of Report (Date of Earliest event reported):
                                November 20, 1996


                            U.S. WIRELESS CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware              0-24742                 13-3704059
         State of              Commission File         IRS Employer
         Incorporation         Number.                 Identification No.


                                2694 Bishop Drive
                           San Ramon California 94583
                     Address of principal executive offices

Registrant's telephone number, including area code (510) 830-8801



                                       N/A
          (Former name or former address, if changed since last report)









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ITEM 4.  CHANGES IN THE REGISTRANT'S CERTIFYING ACCOUNTANT.

         On August 15, 1996, the board of directors of the Registrant authorized the Registrant's executive officers to interview and engage a new auditing firm for the Registrant. This resolution was enacted in order for the Registrant to have its auditors in closer proximity to its executive offices. On October 24, 1996 the Registrant dismissed Scarano & Lipton, P.C. as its auditors.

         As reported in the Form 8-K dated November 4, 1996 the change in accountants was not due to any discrepancies or disagreements between the Company and Scarano & Lipton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         Effective as of November 20, 1996, the Registrant has engaged Haskell & White, Certified Public Accountants as its certifying auditors to audit the Registrant's financial statements for the year ended March 31, 1996.

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                                   SIGNATURES



         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 26th day of November, 1996.





                                U.S. WIRELESS CORPORATION



                        By:    \s\ Dr. Oliver Hilsenrath
                                 Dr. Oliver Hilsenrath
                                 Chief Executive Officer


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